Filed Pursuant to Rule 433
                                                          File No. 333-132249-06

      The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

      The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                         THE SERIES 2006-6 CERTIFICATES


                              Initial Class         Pass-
                                Balance or         Through
Class or Component         Component Balance(1)     Rate                   Principal Types
------------------------   --------------------    -------     ------------------------------------------
Offered Certificates

Class CB-1                          $57,621,000         (3)    Senior, Sequential Pay
Class CB-2                                   (4)        (5)    Senior, Notional Amount
Class CB-3(6)                       $34,203,000      6.000%    Super Senior, Lockout, Exchangeable REMIC
Class CB-4                           $3,800,000      6.000%    Super Senior Support, Lockout
Class CB-5                          $75,940,000      6.000%    Super Senior, Sequential Pay
Class CB-6                           $4,633,000      6.000%    Super Senior Support, Sequential Pay
Class CB-7                          $11,472,000      6.000%    Senior, Sequential Pay
Class CB-8(6)                        $1,368,120         (7)    Super Senior, Lockout, Exchangeable
Class CB-9(6)                       $32,834,880      6.250%    Super Senior, Lockout, Exchangeable
Class CB-10(6)                               (8)     6.000%    Senior, Notional Amount, Exchangeable
Class CB-11(6)                      $34,203,000      5.750%    Super Senior, Lockout, Exchangeable
Class CB-R                                 $100      6.000%    Senior, Sequential Pay
Class CB-IO                                  (4)     6.000%    Senior, Notional Amount
Class 2-A-1                         $14,000,000         (9)    Senior, Sequential Pay
Class 2-A-2                                  (4)       (10)    Senior, Notional Amount
Class 2-A-3                         $12,254,000        (11)    Senior, Sequential Pay
Class 2-A-4                                  (4)       (12)    Senior, Notional Amount
Class 2-A-5                         $16,081,166        (13)    Super Senior, Pass-Through
Class 2-A-6                                  (4)       (14)    Senior, Notional Amount


                                                                                                                   Final Scheduled
                                                                    Minimum      Incremental                       Distribution
Class or Component                    Interest Types              Denomination   Denomination   Certificate Form   Date(2)
------------------------   ------------------------------------   ------------   ------------   ----------------   ---------------
Offered Certificates

Class CB-1                            Floating Rate                     $1,000       $1         Book-Entry         July 25, 2036
Class CB-2                 Inverse Floating Rate, Interest Only     $1,000,000       $1         Book-Entry         July 25, 2036
Class CB-3(6)                           Fixed Rate                      $1,000       $1         Book-Entry         July 25, 2036
Class CB-4                              Fixed Rate                      $1,000       $1         Book-Entry         July 25, 2036
Class CB-5                              Fixed Rate                      $1,000       $1         Book-Entry         July 25, 2036
Class CB-6                              Fixed Rate                      $1,000       $1         Book-Entry         July 25, 2036
Class CB-7                              Fixed Rate                      $1,000       $1         Book-Entry         July 25, 2036
Class CB-8(6)                         Principal Only                   $25,000       $1         Book-Entry         July 25, 2036
Class CB-9(6)                           Fixed Rate                      $1,000       $1         Book-Entry         July 25, 2036
Class CB-10(6)                  Fixed Rate, Interest Only           $1,000,000       $1         Book-Entry         July 25, 2036
Class CB-11(6)                          Fixed Rate                      $1,000       $1         Book-Entry         July 25, 2036
Class CB-R                              Fixed Rate                        $100       N/A        Definitive         July 25, 2036
Class CB-IO                     Fixed Rate, Interest Only               $1,000       $1         Book-Entry         July 25, 2036
Class 2-A-1                           Floating Rate                     $1,000       $1         Book-Entry         July 25, 2036
Class 2-A-2                Inverse Floating Rate, Interest Only     $1,000,000       $1         Book-Entry         July 25, 2036
Class 2-A-3                           Floating Rate                     $1,000       $1         Book-Entry         July 25, 2036
Class 2-A-4                Inverse Floating Rate, Interest Only     $1,000,000       $1         Book-Entry         July 25, 2036
Class 2-A-5                           Floating Rate                     $1,000       $1         Book-Entry         July 25, 2036
Class 2-A-6                Inverse Floating Rate, Interest Only     $1,000,000       $1         Book-Entry         July 25, 2036


                                 Initial Rating
                                 of Certificates
                           ---------------------------
Class or Component          Fitch      S&P     Moody's
------------------------   -------   -------   -------
Offered Certificates

Class CB-1                   AAA       AAA       Aaa
Class CB-2                   AAA       AAA       Aaa
Class CB-3(6)                AAA       AAA       Aaa
Class CB-4                   AAA       AAA       Aaa
Class CB-5                   AAA       AAA       Aaa
Class CB-6                   AAA       AAA       Aaa
Class CB-7                   AAA       AAA       Aaa
Class CB-8(6)                AAA       AAA       Aaa
Class CB-9(6)                AAA       AAA       Aaa
Class CB-10(6)               AAA       AAA       Aaa
Class CB-11(6)               AAA       AAA       Aaa
Class CB-R                   AAA       AAA      None
Class CB-IO                  AAA       AAA       Aaa
Class 2-A-1                  AAA       AAA       Aaa
Class 2-A-2                  AAA       AAA       Aaa
Class 2-A-3                  AAA       AAA       Aaa
Class 2-A-4                  AAA       AAA       Aaa
Class 2-A-5                  AAA       AAA       Aaa
Class 2-A-6                  AAA       AAA       Aaa


                              Initial Class         Pass-
                                Balance or         Through
Class or Component         Component Balance(1)     Rate                   Principal Types
------------------------   --------------------    -------     ------------------------------------------
Offered Certificates

Class 2-A-7                            $981,000      7.500%    Super Senior Support, Pass-Through
Class 2-A-8(6)                      $16,153,000      6.000%    Super Senior, Lockout, Exchangeable REMIC
Class 2-A-9                          $1,795,000      6.000%    Super Senior Support, Lockout
Class 2-A-10(6)                     $39,759,000      6.000%    Senior, Sequential Pay, Exchangeable REMIC
Class 2-A-11(6)                      $1,349,834      6.000%    Senior, Sequential Pay, Exchangeable REMIC
Class 2-A-12(6)                     $41,108,834      6.000%    Senior, Sequential Pay, Exchangeable
Class 2-A-13(6)                        $646,120         (7)    Super Senior, Lockout, Exchangeable
Class 2-A-14(6)                     $15,506,880      6.250%    Super Senior, Lockout, Exchangeable
Class 2-A-15(6)                              (8)     6.000%    Senior, Notional Amount, Exchangeable
Class 2-A-16(6)                     $16,153,000      5.750%    Super Senior, Lockout, Exchangeable
Class 2-IO                                   (4)     6.000%    Senior, Notional Amount
Class X-PO                                  (15)       (15)    Senior, Component
Class M                              $6,956,000        (16)    Subordinated
Class B-1                            $2,781,000        (16)    Subordinated
Class B-2                            $2,781,000        (16)    Subordinated
Class B-3                            $1,855,000        (16)    Subordinated
Components

Class 1-X-PO                           $212,826        (17)    Ratio Strip
Class 2-X-PO                         $1,060,829        (17)    Ratio Strip
Non-Offered Certificates

Class B-4                            $1,391,000        (16)    Subordinated
Class B-5                            $1,082,000        (16)    Subordinated
Class B-6                              $927,475        (16)    Subordinated


                                                                                                                   Final Scheduled
                                                                    Minimum      Incremental                       Distribution
Class or Component                    Interest Types              Denomination   Denomination   Certificate Form   Date(2)
------------------------   ------------------------------------   ------------   ------------   ----------------   ---------------
Offered Certificates

Class 2-A-7                             Fixed Rate                      $1,000       $1         Book-Entry         July 25, 2036
Class 2-A-8(6)                          Fixed Rate                      $1,000       $1         Book-Entry         July 25, 2036
Class 2-A-9                             Fixed Rate                      $1,000       $1         Book-Entry         July 25, 2036
Class 2-A-10(6)                         Fixed Rate                      $1,000       $1         Book-Entry         July 25, 2036
Class 2-A-11(6)                         Fixed Rate                      $1,000       $1         Book-Entry         July 25, 2036
Class 2-A-12(6)                         Fixed Rate                      $1,000       $1         Book-Entry         July 25, 2036
Class 2-A-13(6)                       Principal Only                   $25,000       $1         Book-Entry         July 25, 2036
Class 2-A-14(6)                         Fixed Rate                      $1,000       $1         Book-Entry         July 25, 2036
Class 2-A-15(6)                 Fixed Rate, Interest Only             $100,000       $1         Book-Entry         July 25, 2036
Class 2-A-16(6)                         Fixed Rate                      $1,000       $1         Book-Entry         July 25, 2036
Class 2-IO                      Fixed Rate, Interest Only           $1,000,000       $1         Book-Entry         July 25, 2036
Class X-PO                            Principal Only                   $25,000       $1         Book-Entry         July 25, 2036
Class M                               Variable Rate                    $25,000       $1         Book-Entry         July 25, 2036
Class B-1                             Variable Rate                    $25,000       $1         Book-Entry         July 25, 2036
Class B-2                             Variable Rate                    $25,000       $1         Book-Entry         July 25, 2036
Class B-3                             Variable Rate                    $25,000       $1         Book-Entry         July 25, 2036
Components

Class 1-X-PO                          Principal Only                  N/A            N/A        N/A                N/A
Class 2-X-PO                          Principal Only                  N/A            N/A        N/A                N/A
Non-Offered Certificates

Class B-4                             Variable Rate                   N/A            N/A        N/A                N/A
Class B-5                             Variable Rate                   N/A            N/A        N/A                N/A
Class B-6                             Variable Rate                   N/A            N/A        N/A                N/A


                                 Initial Rating
                                 of Certificates
                           ---------------------------
Class or Component          Fitch      S&P     Moody's
------------------------   -------   -------   -------
Offered Certificates

Class 2-A-7                  AAA       AAA       Aaa
Class 2-A-8(6)               AAA       AAA       Aaa
Class 2-A-9                  AAA       AAA       Aaa
Class 2-A-10(6)              AAA       AAA       Aaa
Class 2-A-11(6)              AAA       AAA       Aaa
Class 2-A-12(6)              AAA       AAA       Aaa
Class 2-A-13(6)              AAA       AAA       Aaa
Class 2-A-14(6)              AAA       AAA       Aaa
Class 2-A-15(6)              AAA       AAA       Aaa
Class 2-A-16(6)              AAA       AAA       Aaa
Class 2-IO                   AAA       AAA       Aaa
Class X-PO                   AAA       AAA       Aaa
Class M                      AA+       AA        Aa2
Class B-1                    AA       None      None
Class B-2                     A       None      None
Class B-3                    BBB      None      None
Components

Class 1-X-PO                 N/A       N/A       N/A
Class 2-X-PO                 N/A       N/A       N/A
Non-Offered Certificates

Class B-4                    BB       None      None
Class B-5                     B       None      None
Class B-6                   None      None      None


----------

(1) Approximate. The initial class balance of the offered certificates may vary by a total of plus or minus 5%. The initial class balance or initial notional amount shown for a class of exchangeable REMIC certificates or of exchangeable certificates represents the approximate maximum initial class balance or maximum initial notional amount of such class.

(2) The final scheduled distribution date represents the distribution date in the month following the latest maturity date of any mortgage loan (other than any mortgage loan with an original term to stated maturity of more than 30 years) in the related loan group or the mortgage pool, as the case may be. The actual final payment on your offered certificates could occur earlier or later than the final scheduled distribution date.

(3) During the initial interest accrual period, interest will accrue on the Class CB-1 Certificates at the rate of 5.860% per annum. During each interest accrual period after the initial, interest will accrue on the Class CB-1 Certificates at a per annum rate equal to (i) 0.650% plus (ii) one-month LIBOR, determined monthly, subject to a minimum rate of 0.650% and a maximum rate of 6.000%. In addition, under certain circumstances, the Class CB-1 Certificates will be entitled to amounts received under a yield maintenance agreement.

(4) The Class CB-2, Class CB-IO, Class 2-A-2, Class 2-A-4, Class 2-A-6 and Class 2-IO Certificates are interest only certificates, have no class balances and will bear interest on their notional amounts (initially approximately $57,621,000, $19,633,854, $14,000,000, $12,254,000,
      $16,081,166 and $5,602,955, respectively).

(5) During the initial interest accrual period, interest will accrue on the Class CB-2 Certificates at the rate of 0.140% per annum. During each interest accrual period after the initial, interest will accrue on the Class CB-2 Certificates at a per annum rate equal to (i) 5.350% minus (ii) one-month LIBOR, determined monthly, subject to a minimum rate of 0.000% and a maximum rate of 5.350%.

(6) Each of these classes is exchangeable, in combination with other classes or singularly for certain other class or classes of certificates.

(7) The Class CB-8 and Class 2-A-13 Certificates are principal only certificates and will not be entitled to distributions of interest.

(8) The Class CB-10 and Class 2-A-15 Certificates are interest only certificates, have no class balances and will bear interest on their notional amounts. The maximum initial notional amounts for the Class CB-10 and Class 2-A-15 Certificates are $1,425,125 and $673,041, respectively.

(9) During the initial interest accrual period, interest will accrue on the Class 2-A-1 Certificates at the rate of 6.000% per annum. During each interest accrual period after the initial, interest will accrue on the Class 2-A-1 Certificates at a per annum rate equal to (i) 0.780% plus (ii) one-month LIBOR, determined monthly, subject to a minimum rate of 0.780% and a maximum rate of 6.000%. In addition, under certain circumstances, the Class 2-A-1 Certificates will be entitled to amounts received under a yield maintenance agreement. It is expected that on the first distribution date the Class 2-A-1 Certificates will receive a payment under the related yield maintenance agreement, resulting in an effective rate of 6.03% per annum for such distribution date.

(10) During the initial interest accrual period, interest will accrue on the Class 2-A-2 Certificates at the rate of 0.000% per annum. During each interest accrual period after the initial, interest will accrue on the Class 2-A-2 Certificates at a per annum rate equal to (i) 5.220% minus
      (ii) one-month LIBOR, determined monthly, subject to a minimum rate of 0.000% and a maximum rate of 5.220%.

(11) During the initial interest accrual period, interest will accrue on the Class 2-A-3 Certificates at the rate of 5.850% per annum. During each interest accrual period after the initial, interest will accrue on the Class 2-A-3 Certificates at a per annum rate equal to (i) 0.600% plus (ii) one-month LIBOR, determined monthly, subject to a minimum rate of 0.600% and a maximum rate of 6.000%. In addition, under certain circumstances, the Class 2-A-3 Certificates will be entitled to amounts received under a yield maintenance agreement.

(12) During the initial interest accrual period, interest will accrue on the Class 2-A-4 Certificates at the rate of 0.150% per annum. During each interest accrual period after the initial, interest will accrue on the Class 2-A-4 Certificates at a per annum rate equal to (i) 5.400% minus
      (ii) one-month LIBOR, determined monthly, subject to a minimum rate of 0.000% and a maximum rate of 5.400%.

(13) During the initial interest accrual period, interest will accrue on the Class 2-A-5 Certificates at the rate of 5.6521% per annum. During each interest accrual period after the initial, interest will accrue on the Class 2-A-5 Certificates at a per annum rate equal to (i) 0.350% plus (ii) one-month LIBOR, determined monthly, subject to a minimum rate of 0.350% and a maximum rate of 7.500%.

(14) During the initial interest accrual period, interest will accrue on the Class 2-A-6 Certificates at the rate of 1.8479% per annum. During each interest accrual period after the initial, interest will accrue on the Class 2-A-6 Certificates at a per annum rate equal to (i) 7.150% minus
      (ii) one-month LIBOR, determined monthly, subject to a minimum rate of 0.000% and a maximum rate of 7.150%.

(15) The Class X-PO Certificates are principal only certificates and will be deemed for purposes of distributions of principal to consist of two components: the Class 1-X-PO and Class 2-X-PO Components. The components of a class are not severable. The initial class balance of the Class X-PO Certificates will be approximately $1,273,655.

(16) Interest will accrue on the subordinate certificates for each distribution date at a per annum rate equal to the weighted average (based on the excess, if any, of the sum of the non-PO portion of the mortgage loans in each loan group over the sum of the class balances of the senior non-PO certificates in the related group) of (i) with respect to loan group 1, 6.000% and (ii) with respect to loan group 2, 6.250%. For the initial distribution date in July 2006, this rate is expected to be approximately 6.088764% per annum.

(17) The Class 1-X-PO and Class 2-X-PO Components are principal only components and will not be entitled to distributions of interest.

      Senior Principal Distribution Amount

      For the Senior Non-PO Certificates of group 1:

      On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for loan group 1 for that Distribution Date and (b) the product of (1) the Pool Distribution Amount for loan group 1 remaining after payment of funds due to the Trustee and distributions of interest on the group 1 Certificates and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for loan group 1 and the denominator of which is the sum of the PO Principal Amount for loan group 1 and the Senior Principal Distribution Amount for loan group 1, as principal, sequentially, as follows:

      first, to the Class CB-R Certificate, until its Class Balance has been reduced to zero;

      second, concurrently, to the Class CB-3 and Class CB-4 Certificates, pro rata (based on their maximum initial Class Balance and initial Class Balance, respectively), up to the Group 1 Priority Amount for that Distribution Date;

      third, $1,000.00 to the Class CB-1 Certificates, until their Class Balance has been reduced to zero;

      fourth, for each Distribution Date on or after January 25, 2007, $662,724.00 sequentially, as follows:

            (a) concurrently, to the Class CB-5 and Class CB-6 Certificates, pro rata, until their Class Balances have been reduced to zero; and

            (b) to the Class CB-7 Certificates, until their Class Balance has been reduced to zero;

      fifth, to the Class CB-1 Certificates, until their Class Balance has been reduced to zero;

      sixth, concurrently, to the Class CB-5 and Class CB-6 Certificates, pro rata, until their Class Balances have been reduced to zero;

      seventh, to the Class CB-7 Certificates, until their Class Balance has been reduced to zero; and

      eighth, concurrently, to the Class CB-3 and Class CB-4 Certificates, pro rata (based on their maximum initial Class Balance and initial Class Balance, respectively), until such Class Balances have been reduced to zero.

      For the Senior Non-PO Certificates of group 2:

      On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for loan group 2 for that Distribution Date and (b) the product of (1) the Pool Distribution Amount for loan group 2 remaining after payment of funds due to the Trustee and distributions of interest on the group 2 Certificates and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for loan group 2 and the denominator of which is the sum of the PO Principal Amount for loan group 2 and the Senior Principal Distribution Amount for loan group 2, as principal, concurrently, as follows:

      (a) approximately 83.3333339845%, sequentially, as follows:

            (i) concurrently, to the Class 2-A-8 and Class 2-A-9 Certificates, pro rata (based on their maximum initial Class Balance and initial Class Balance, respectively), up to the Group 2 Priority Amount for that Distribution Date;

            (ii) $1,000.00, concurrently, to the Class 2-A-1 and Class 2-A-3 Certificates, pro rata, until their Class Balances have been reduced to zero;

            (iii) $295,983.60, sequentially, to the Class 2-A-10 and Class 2-A-11 Certificates, in that order, until their maximum initial Class Balances have been reduced to zero;

            (iv) concurrently, to the Class 2-A-1 and Class 2-A-3 Certificates, pro rata, until their Class Balances have been reduced to zero;

            (v) sequentially, to the Class 2-A-10 and Class 2-A-11 Certificates, in that order, until their maximum initial Class Balances have been reduced to zero; and

            (vi) concurrently, to the Class 2-A-8 and Class 2-A-9 Certificates, pro rata (based on their maximum initial Class Balance and initial Class Balance, respectively), until their Class Balances have been reduced to zero; and

      (b) approximately 16.6666660155%, concurrently, as follows:

            (i) approximately 94.2504369023%, to the Class 2-A-5 Certificates until their Class Balance has been reduced to zero; and

            (ii) approximately 5.7495630977%, to the Class 2-A-7 Certificates until their Class Balance has been reduced to zero.

      The preceding distribution priorities for a group will not apply on any Distribution Date on or after the Senior Credit Support Depletion Date. On each of those Distribution Dates, the amount to be distributed as principal to the Senior Non-PO Certificates of a group will be distributed, concurrently, as principal of the classes of Senior Non-PO Certificates of that group (other than the Exchangeable Certificates) pro rata based on their Class Balance or, in the case of a Class of Exchangeable REMIC Certificates the sum of its Class Balance and the related proportionate share of the Class Balance of each related Class of Exchangeable Certificates.

      Distributions with Respect to Exchangeable Certificates

      In the event that all or a portion of a class of Exchangeable REMIC Certificates is exchanged for a proportionate portion of each class of Exchangeable Certificates in the related Exchangeable Combination, each class of such Exchangeable Certificates entitled to principal will be entitled to a proportionate share of the principal distributions on the class of Exchangeable REMIC Certificates.

      Priority Amounts

      The "Group 1 Priority Amount" for any Distribution Date will be equal to the lesser of (i) the aggregate maximum initial Class Balance (reduced by distributions of principal made prior to such Distribution Date) of the Class CB-3 and Class CB-4 Certificates and (ii) the product of (a) the Non-PO Principal Amount for loan group 1, (b) the Shift Percentage and (c) the Group 1 Priority Percentage.

      The "Group 1 Priority Percentage" for any Distribution Date will equal (i) the aggregate maximum initial Class Balance (reduced by distributions of principal made prior to such Distribution Date) of the Class CB-3 and Class CB-4 Certificates divided by (ii) the Pool Principal Balance (Non-PO Portion) for loan group 1.

      The "Group 2 Priority Amount" for any Distribution Date will be equal to the lesser of (i) the aggregate maximum initial Class Balance (reduced by distributions of principal made prior to such

Distribution Date) of the Class 2-A-8 and Class 2-A-9 Certificates and (ii) the product of (a) the Non-PO Principal Amount for loan group 2, (b) the Shift Percentage and (c) the Group 2 Priority Percentage.

      The "Group 2 Priority Percentage" for any Distribution Date will equal (a)
(i) the aggregate maximum initial Class Balance (reduced by distributions of principal made prior to such Distribution Date) of the Class 2-A-8 and Class 2-A-9 Certificates divided by (ii) the Pool Principal Balance (Non-PO Portion) for loan group 2.

      The "Shift Percentage" for any Distribution Date will be the percentage indicated below:

Distribution Date Occurring In                           Shift Percentage
------------------------------------------------------   ----------------
July 2006 through June 2011...........................           0%
July 2011 through June 2012...........................          30%
July 2012 through June 2013...........................          40%
July 2013 through June 2014...........................          60%
July 2014 through June 2015...........................          80%
July 2015 and thereafter..............................         100%

                  The Yield Maintenance Agreements

      With respect to the Class CB-1 Yield Maintenance Agreement for any Distribution Date prior to and including the Distribution Date in August 2010, if one-month LIBOR, as calculated for the Interest Accrual Period related to such Distribution Date, exceeds 5.35% per annum, the Counterparty will be obligated to pay to the Trustee, for deposit into the Class CB-1 Reserve Fund, the Class CB-1 Yield Maintenance Agreement Payment. The "Class CB-1 Yield Maintenance Agreement Payment" for any Distribution Date will be an amount equal to the product of (a) the amount by which (i) the lesser of one-month LIBOR and 8.85% exceeds (ii) 5.35%, (b) the lesser of (x) the Class Balance of the Class CB-1 Certificates prior to distributions on that Distribution Date and (y) the notional amount set forth for that Distribution Date in the applicable table in Appendix E and (c) one-twelfth. The Counterparty is required to make any Class CB-1 Yield Maintenance Agreement Payment on the second business day preceding the related Distribution Date.

      With respect to the Class 2-A-1 Yield Maintenance Agreement for any Distribution Date prior to and including the Distribution Date in March 2009, if one-month LIBOR, as calculated for the Interest Accrual Period related to such Distribution Date, exceeds 5.22% per annum, the Counterparty will be obligated to pay to the Trustee, for deposit into the Class 2-A-1 Reserve Fund, the Class 2-A-1 Yield Maintenance Agreement Payment. The "Class 2-A-1 Yield Maintenance Agreement Payment" for any Distribution Date will be an amount equal to the product of (a) the amount by which (i) the lesser of one-month LIBOR and 8.72% exceeds (ii) 5.22%, (b) the lesser of (x) the Class Balance of the Class 2-A-1 Certificates prior to distributions on that Distribution Date and (y) the notional amount set forth for that Distribution Date in the applicable table in Appendix E and (c) one-twelfth. The Counterparty is required to make any Class 2-A-1 Yield Maintenance Agreement Payment on the second business day preceding the related Distribution Date.

      With respect to the Class 2-A-3 Yield Maintenance Agreement for any Distribution Date prior to and including the Distribution Date in March 2011, if one-month LIBOR, as calculated for the Interest Accrual Period related to such Distribution Date, exceeds 5.40% per annum, the Counterparty will be obligated to pay to the Trustee, for deposit into the Class 2-A-3 Reserve Fund, the Class 2-A-3 Yield Maintenance Agreement Payment. The "Class 2-A-3 Yield Maintenance Agreement Payment" for any Distribution Date will be an amount equal to the product of (a) the amount by which (i) the lesser of one-month LIBOR and 8.90% exceeds (ii) 5.40%, (b) the lesser of (x) the Class Balance of the Class 2-A-3 Certificates prior to distributions on that Distribution Date and (y) the notional amount set forth for that Distribution Date in the applicable table in Appendix E and (c) one-twelfth. The Counterparty is required to make any Class 2-A-3 Yield Maintenance Agreement Payment on the second business day preceding the related Distribution Date.